Exhibit 99.1

News Release

Release: Immediate	Contact:	Ronda J. Williams
312-706-3232

Oil-Dri Announces Resignation of Wade R. Bradley

CHICAGO – October 27, 2006 – Oil-Dri Corporation of America (NYSE: ODC) announced today the resignation of Wade R. Bradley, an executive officer of the Company.  Mr. Bradley is President of the Company’s Retail and Wholesale Products Group; his resignation is effective November 3, 2006.  He is leaving the Company to become the chief executive officer of a non-competing company based in the Atlanta, Georgia area.

“We have been fortunate to have Wade as our friend and colleague for the last sixteen years,” commented President and Chief Executive Officer Daniel S. Jaffee.  “We wish him every success in this new phase of his career.”

While it determines how to fill the vacancy created by Mr. Bradley’s resignation, the Company expects to allocate his day-to-day responsibilities among other members of its leadership team.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and the world’s largest manufacturer of cat litter.

Certain statements in this press release contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “believe”, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, those described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.